UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): SEPTEMBER 10, 2014
Commission File Number: 000-53162
ICONIC BRANDS, INC.
 (Exact name of registrant as specified in charter)
NEVADA
 (State or other jurisdiction of incorporation or organization)
13-4362274
 (IRS Employer Identification Number)
44 Seabro Avenue, Amityville, NY 11726
 (Address of principal executive offices)

631-464-4050
 (Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Share Exchange Agreement and Subsequent Unwind of Merger

On September 10, 2014, ICONIC BRANDS, INC. (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) and merger with Medical Marijuana Business Academy, LLC, a company organized pursuant to the laws of the State of Colorado (“MMBA”), and MJ Business Academy, Inc., a Nevada corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which, on September 10, 2014, MMBA  merged with and into Merger Sub, with Merger Sub continuing as the surviving entity that succeeded to all of the assets, liabilities and operations of MMBA and whereby MMBA effectively became our wholly-owned operating subsidiary (the “Merger”).
At the effective time of the Merger, the outstanding membership interest units of MMBA, held by Phillip Stark and Charles Houghton, were exchanged for a total of 60,000,000 newly issued shares of the Company’s common stock as consideration for the Merger, and as such, Mr. Stark and Mr. Houghton, as the sole members of MMBA, held a controlling voting interest in the Company’s outstanding common stock.  At Closing, the Company’s former CEO, Richard DeCicco, also transferred his One (1) Share of Series A Preferred Stock to Mr. Stark and Mr. Houghton, giving them control of the Company’s preferred stock, as well.
The Agreement contained customary terms and conditions for agreements of this type, including completion of due diligence by the parties and approval of the Merger by MMBA members. At the effective time of the Merger, MMBA’s current officers and directors were appointed as officers and directors of the Company. The Merger became effective on September 10, 2014.
A copy of the Agreement is attached hereto as Exhibit 2.1. The description of the Agreement herein is qualified by the terms of the full text of the agreement attached hereto and the terms thereof are incorporated herein by reference.
Effective on April 9, 2015, the Company, MMBA and Merger Sub entered into an Unwind Agreement (the “Unwind Agreement”) whereby Mr. Houghton and Mr. Stark agreed to transfer their 60,000,000 shares of the Company’s common stock, and to return the One (1) Share of Series A Preferred Stock to Mr. DeCicco, in exchange for the unwinding of the merger, and a return to Mr. Houghton and Mr. Stark of all of the membership interest units in MMBA.
At the Closing of the Unwind Agreement on April 23, 2015, Richard DeCicco was appointed President and Director of the Company and Merger Sub.  Following Mr. DeCicco’s appointment, Mr. Stark and Mr. Houghton resigned all officer and director positions in both the Company and Merger Sub, and Mr. DeCicco remains as sole officer and director of Iconic Brands, Inc. and MJ Business Academy, Inc.
As of the Closing of the Unwind Agreement, neither the Company, nor Merger Sub holds any right, title or interest in or to any of the assets of Medical Marijuana Business Academy, LLC, and MMBA is a private entity once again owed solely by its Managing Members, Phillip Stark and Charles Houghton.
A copy of the Unwind Agreement is attached hereto as Exhibit 3.1. The description of the Agreement herein is qualified by the terms of the full text of the agreement attached hereto and the terms thereof are incorporated herein by reference.
On May 15, 2015, the Company entered into a Securities Exchange Agreement, by and among the members of BiVi LLC, a Nevada limited liability company (the “BiVi”)(collectively referred to as the “Seller”) under which the Company is to acquire a 51% majority interest in BiVi in exchange for the issuance (a) 1,000,000 shares of restricted common stock and (b)  1,000 shares of newly created Series C Convertible Preferred Stock.

Upon satisfaction of the conditions set forth in Section 2.2 of the Securities Exchange Agreement, the Closing is expected to occur at the offices of the Company, or such other location as the parties shall mutually agree, on or before May 31, 2015.   At Closing, BiVi will become a majority owned subsidiary of the Company.  Under the terms of the Securities Exchange Agreement, the Company shall provide working capital, from time to time, of up to $750,000.00 pursuant to a Working Capital Facility, which shall be repaid by BiVi from working capital generated from BiVi’s operations. Provided that, in the event that the Company fails to provide working capital of at least $40,000.00 per month, and such failure shall continue for a period of sixty (60) calendar days thereafter (“Cure Period”) then BiVi may, at its option, by written notice to the Company, declare a default.  In the event of such default, the Company shall surrender the Majority Interest back to BiVi for retirement and the Holders of the Series C Preferred Stock shall surrender all outstanding shares back to Iconic for retirement (“BiVi Unwind”).  In the event of the BiVi Unwind, BiVi shall issue a 5% promissory note to the Company (“Promissory Note”) with a principal amount equal to the then outstanding unpaid balance of the Working Capital Facility advanced to BiVi prior to the Unwind, payable upon the acquisition of the majority of the outstanding stock or assets of BiVi, including but not limited to the BiVi Brand of products, by a third party, but in no event later than 36 months from issuance (“Maturity Date”).

BiVi is beneficially owned and controlled by Richard DeCicco, the majority shareholder, President, CEO and Director of Iconic Brands, Inc.
A copy of the Securities Exchange Agreement is attached hereto as Exhibit 4.1. The description of the Agreement herein is qualified by the terms of the full text of the agreement attached hereto and the terms thereof are incorporated herein by reference.

Item 5.01. Changes in Control of Registrant

On September 10, 2014, the issuance of the 60,000,000 new shares of common stock to Mr. Stark and Mr. Houghton constituted a change in control, as did the transfer of the One (1) Share of Series A Preferred Stock from Richard DeCicco to Mr. Stark and Mr. Houghton.   Likewise, the appointment on September 10, 2014 of Mr. Stark and Mr. Houghton to the Company’s Board of Directors, and the resignation of Mr. DeCicco from all officer and director positions in the Company and Merger Sub on September 10, 2014 constituted a change in control.

On April 23, 2015, with the Closing of the Unwind Agreement, Mr. Stark and Mr. Houghton transferred their 60,000,000 shares of the Company’s common stock, and they transferred their One (1) Share of Series A Preferred Stock back to Richard DeCicco.  These transfers were finalized by the Company’s transfer agent on May 8, 2015, once again giving him voting control of the Company, Mr. DeCicco was appointed President, CEO and Director of Iconic Brands, Inc. and MJ Business Academy, Inc., and immediately thereafter, Mr. Stark and Mr. Houghton resigned from all officer and director positions held in the Company and Merger Sub.

Item 5.02. Departure of Directors or Certain Directors; Election of Directors; Appointment of Certain Officers.

On May 13, 2015, Roseann Faltings was appointed as a member of the Company’s Board of Directors.

Ms. Faltings is an international liquor industry veteran of more than 12 years with experience in brand development, marketing, sales and distribution across the beer, wine and spirits categories. Throughout her executive career, Roseann has worked on United Spirits’ current brand portfolio, as well as Danny DeVito’s Premium Limoncello, Yanjing Beer, (The National Beer of China), Johnny Bench 5 Scotch Whisky and other private label products.   Ms. Faltings was previously an employee of the Company, beginning in 2003. In 2005, she was appointed VP of Sales and Marketing for Iconic Brands, Inc. and she continued to serve in that role until she resigned pursuant to the terms of the merger with MMBA in September of 2014.  Ms. Faltings maintains strong relationships within the U.S. distribution and wholesale supply chain. One of highlights of her career was the negotiations with Paramount Studios in the development of “The Godfather Vodka” that she spearheaded.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 11, 2015, the Company approved an amendment to the Company’s charter to increase the total number of authorized shares of the Company’s common stock from 100,000,000 to 2,500,000,000 shares, $0.001 par value per share. The charter amendment became effective on May 15, 2015 upon filing with, and acceptance for record by, the Nevada Secretary of State.  No change was made to the number of authorized shares of the Company’s preferred stock, which remains 100,000,000 at $0.001 par value per share.

A copy of the Certificate of Change affecting the increase in authorized common stock of the Company is attached hereto as Exhibit 5.1 and is incorporated by reference herein.

On May 15, 2015, the Company approved the creation of a new class of preferred stock in order to facilitate the Closing of the Securities Exchange Agreement with BiVi.   Under Section 2 of the Certificate of Designation, the holders of Series C Preferred Stock have preferential rights in comparison to holders of the Company’s common stock.  Upon any Sale, as defined in the Certificate of Designation, the holders of the Series C Preferred Stock, in aggregate, shall be entitled to receive out of the proceeds of such Sale (in whatever form, be it cash, securities, or other assets), a distribution from the Company equal to Seventy Six and Ninety Three One Hundredths percent (76.93%) of all such proceeds received by the Company prior to any distribution of such proceeds to all other classes of equity securities, including any series of preferred stock designated subsequent to this Series C Preferred Stock.
Such Certificate of Designation shall be filed with the Nevada Secretary of State prior to Closing, which is expected to be on May 31, 2015.
A copy of the Certificate of Designation for the newly created Series C Preferred Stock is attached hereto as Exhibit 6.1 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

3.1	Nevada Certificate of Change Authorizing Increase in Authorized Common Shares, dated May 11, 2015
3.2	Certificate of Designation for Series C Preferred Stock dated May 15, 2015
10.1*	Share Exchange Agreement with MMBA, dated September 10, 2014
10.2*	Unwind Agreement, dated April 9, 2015
10.3*	Securities Exchange Agreement with BiVi, dated May 15, 2015

*
Schedules and exhibits omitted pursuant to Item 601(b)(2) of the Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 20, 2015	ICONIC BRANDS, INC.

By: /s/ Richard DeCicco Richard DeCicco
CEO